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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 5, 2001

                             STC BROADCASTING, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       333-29555                                        75-2676358
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(Commission File Number)                   (I.R.S. Employer Identification No.)

            720 2nd Avenue South
          St. Petersburg, Florida                                      33701
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  (Address of Principal Executive Offices)                           (Zip Code)


                                 (727) 821-7900
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              (Registrant's Telephone Number, Including Area Code)



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On June 5, 2001, the Company completed the acquisition of WPRI-TV, the CBS affiliate in Providence, Rhode Island from Clear Channel Communications, Inc. The purchase price was $50.0 million for WPRI-TV. Simultaneously, the Company sold certain assets of WNAC-TV, the FOX affiliate in Providence, Rhode Island to Lin Television for $2.5 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         None

(b)      Pro Forma Financial Information.

         None

(c)      Exhibits.

2.1 Asset Purchase Agreement dated November 3, 2000, among Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc. (sellers) and STC Broadcasting, Inc. (buyer) for television station WPRI, Providence, Rhode Island (1)

2.2 Asset Purchase Agreement dated January 31, 2001 among Smith Acquisition Company, Smith Acquisition License Company, STC Broadcasting, Inc., STC License Company and Lin Television Corporation related to the sale of certain assets of WNAC. (2)

2.3 First Amendment to Asset Purchase Agreement dated March 15, 2001 among STC Broadcasting, Inc., STC License Company, Smith Acquisition Company, Smith Acquisition License Company and Lin Television Corporation related to the sale of certain assets of WNAC. (3)


(1) Incorporated by reference to the Form 10-Q of STC Broadcasting, Inc. filed for the quarter ended September 30, 2000.

(2) Incorporated by reference to the Form 8-K of STC Broadcasting, Inc. dated February 5, 2001.

(3) Incorporated by reference to the Form 10-Q of STC Broadcasting, Inc. filed for the quarter ended March 31, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                STC BROADCASTING, INC.

Date:   June 8, 2001                            By: /s/ DAVID A. FITZ
                                                    -------------------------
                                                    David A. Fitz
                                                    Senior Vice President and
                                                    Chief Financial Officer

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